EXHIBIT 32.1

CERTIFICATIONS

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Transnational Automotive Group, Inc. (formerly Apache Motor Corporation), a Nevada corporation (the “Company), on Form 10-QSB for the quarter ended November 30, 2006 fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exhange Act of 1934 and that information contained in this Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Transnational Automotive Group, Inc.

Dated: January 22, 2007

By:	/s/ Ralph J. Thomson
Ralph J. Thomson, Chairman
And Chief Executive Officer

By:	/s/ Seid Sadat
Seid Sadat, Chief Financial Officer
(Principal Financial Officer)